N E W S
Cimarex Energy Co. 1700 Lincoln Street, Suite 3700 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Reports Second Quarter 2019 Results

•	Daily production averaged 274.8 MBOE; oil production averaged 83,430 barrels per day

•	3Q oil production expected to be 85.0- 91.0 MBO/d; up 5.5 percent sequentially

•	2019 oil production expected to grow 23-29 percent; led by the Permian region

•	2019 capital guidance unchanged

DENVER, August 5, 2019 - Cimarex Energy Co. (NYSE: XEC) today reported second quarter 2019 net income of $109.3 million, or $1.07 per share, compared to $141.0 million, or $1.48 per share, in the same period a year ago. Second quarter adjusted net income (non-GAAP) was $83.0 million, or $0.82 per share, compared to second quarter 2018 adjusted net income (non-GAAP) of $151.9 million, or $1.59 per share1. Net cash provided by operating activities was $414.0 million in the second quarter of 2019 compared to $321.2 million in the same period a year ago. Adjusted cash flow from operations (non-GAAP) was $336.4 million in the second quarter of 2019 compared to $349.5 million in the second quarter a year ago1.

Total company production volumes for the quarter averaged 274.8 thousand barrels of oil equivalent (MBOE) per day. Oil production averaged 83,430 barrels (bbls) per day, up 35 percent from the same period a year ago and up five percent sequentially.

Realized product prices were down in the second quarter as compared to the same quarter a year ago. Realized oil prices averaged $54.24 per barrel, down 11 percent from the $60.99 per barrel received in the second quarter of 2018. Realized natural gas prices averaged $0.50 per thousand cubic feet (Mcf), down 70 percent from the second quarter 2018 average of $1.65 per Mcf. NGL prices averaged $13.08 per barrel, down 41 percent from the $22.29 per barrel received in the second quarter of 2018. See footnotes to the Average Realized Prices by Region table below for ASC 606 impact on realized prices.

Natural gas prices were negatively impacted by local price differentials. Cimarex's average differential to Henry Hub on its Permian natural gas production was $3.10 per Mcf in the second quarter of 2019 compared to $1.31 per Mcf in the second quarter of 2018 and $1.91 in the first quarter of 2019. In the Mid-Continent region, the company's average differential to Henry Hub was $0.86 per Mcf versus $1.03 per Mcf in the second quarter of 2018 and $0.46 in the first quarter of 2019. Our realized Permian oil differential to WTI Cushing improved and averaged $5.80 per barrel in the quarter, compared to $8.05 per barrel in the second quarter of 2018 and $6.90 per barrel in the first quarter of 2019.

Cimarex invested $325 million in exploration and development (E&D) during the second quarter, of which $265 million is attributable to drilling and completion activities. Cimarex invested $22 million in midstream assets during the quarter. Second quarter investments were funded with cash flow from operating activities. Total debt at June 30, 2019 consisted of $2.0 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $19 million. Debt was 35 percent of total capitalization2.

2019 Outlook
Third quarter 2019 production volumes are expected to average 265 - 279 MBOE per day. Oil volumes estimated to average 85.0 - 91.0 MBbls per day in the third quarter, up 5.5 percent sequentially at the midpoint. Total 2019 daily production volumes are now expected to average 263 - 272 MBOE per day, with annual oil volumes estimated to average 83.0 - 87.0 MBbls per day.

Estimated 2019 exploration and development investment is $1.35 – 1.45 billion, unchanged from guidance given in February. Midstream investments are estimated to total approximately $70 million in 2019.

Expenses per BOE of production for 2019 are estimated to be:

Production expense	$3.30 - 3.65
Transportation, processing and other expense	1.80 - 2.20
DD&A and ARO accretion	7.75 - 8.75
General and administrative expense	0.95 - 1.20
Taxes other than income (% of oil and gas revenue)	6.5 - 7.5%

Operations Update
Cimarex invested $325 million in E&D during the second quarter, 83 percent in the Permian Basin and 17 percent in the Mid-Continent. Cimarex brought 110 gross (40 net) wells on production during the quarter. At June 30, 99 gross (24 net) wells were waiting on completion. Cimarex currently is operating eight drilling rigs.

WELLS BROUGHT ON PRODUCTION BY REGION

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Gross wells
Permian Basin	44	32	56	49
Mid-Continent	66	57	92	94
	110	89	148	143
Net wells
Permian Basin	32	13	37	22
Mid-Continent	8	10	11	16
	40	23	48	38

Permian Region
Production from the Permian region averaged 188,703 BOE per day in the second quarter, a 55 percent increase from second quarter 2018. Oil volumes averaged 70,669 barrels per day, a 45 percent increase from second quarter 2018 and up nine percent sequentially.

Cimarex completed 44 gross (32 net) wells in the Permian region during the second quarter. There were 44 gross (20 net) wells waiting on completion at June 30. Cimarex currently is operating eight drilling rigs and two completion crews in the region.

Mid-Continent Region
Production from the Mid-Continent averaged 85,696 BOE per day for the second quarter, down four percent from second quarter 2018 and down five percent sequentially.

During the second quarter, Cimarex completed 66 gross (8 net) wells in the Mid-Continent region. At the end of the quarter, 55 gross (4 net) wells were waiting on completion. Cimarex is not currently operating a drilling rig or completion crew in the Mid-Continent.

Production by Region
Cimarex’s average daily production and commodity price by region is summarized below:

DAILY PRODUCTION BY REGION

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Permian Basin
Gas (MMcf)	379.3	240.5	360.1	239.2
Oil (Bbls)	70,669	48,797	67,835	49,318
NGL (Bbls)	54,813	32,865	50,567	28,817
Total Equivalent (BOE)	188,703	121,744	178,413	118,002

Mid-Continent
Gas (MMcf)	285.5	297.0	291.3	296.2
Oil (Bbls)	12,623	12,473	13,419	13,841
NGL (Bbls)	25,496	26,894	26,060	26,927
Total Equivalent (BOE)	85,696	88,864	88,028	90,142

Total Company
Gas (MMcf)	665.8	539.5	652.5	537.1
Oil (Bbls)	83,430	61,651	81,433	63,422
NGL (Bbls)	80,362	59,857	76,680	55,810
Total Equivalent (BOE)	274,767	211,424	266,868	208,752

AVERAGE REALIZED PRICE BY REGION

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Permian Basin
Gas ($ per Mcf) (1)	(0.46)	1.49	0.34	1.86
Oil ($ per Bbl)	54.02	59.83	51.15	59.79
NGL ($ per Bbl) (2)	11.97	22.80	13.72	21.93

Mid-Continent
Gas ($ per Mcf) (3)	1.78	1.77	2.24	2.04
Oil ($ per Bbl)	55.43	65.70	54.01	62.87
NGL ($ per Bbl) (4)	15.47	21.66	16.51	20.67

Total Company
Gas ($ per Mcf) (5)	0.50	1.65	1.19	1.96
Oil ($ per Bbl)	54.24	60.99	51.64	60.45
NGL ($ per Bbl) (6)	13.08	22.29	14.67	21.32
________________________________________

(1)
The average realized gas price shown in the table above includes the effects of ASC 606, which reduced the average realized prices by $0.40 per Mcf, $0.13 per Mcf, $0.34 per Mcf, and $0.11 per Mcf for the three months ended June 30, 2019 and 2018 and the six months ended June 30, 2019 and 2018, respectively.

(2)
The average realized NGL price shown in the table above includes the effects of ASC 606, which reduced the average realized prices by $1.77 per barrel, $1.01 per barrel, $1.79 per barrel, and $1.69 per barrel for the three months ended June 30, 2019 and 2018 and the six months ended June 30, 2019 and 2018, respectively.

(3)
The average realized gas price shown in the table above includes the effects of ASC 606, which reduced the average realized prices by $0.04 per Mcf, $0.04 per Mcf, $0.04 per Mcf, and $0.04 per Mcf for the three months ended June 30, 2019 and 2018 and the six months ended June 30, 2019 and 2018, respectively.

(4)
The average realized NGL price shown in the table above includes the effects of ASC 606, which reduced the average realized prices by $0.25 per barrel, $0.28 per barrel, $0.32 per barrel, and $1.34 per barrel for the three months ended June 30, 2019 and 2018 and the six months ended June 30, 2019 and 2018, respectively.

(5)
The average realized gas price shown in the table above includes the effects of ASC 606, which reduced the average realized prices by $0.25 per Mcf, $0.08 per Mcf, $0.21 per Mcf, and $0.07 per Mcf for the three months ended June 30, 2019 and 2018 and the six months ended June 30, 2019 and 2018, respectively.

(6)
The average realized NGL price shown in the table above includes the effects of ASC 606, which reduced the average realized prices by $1.29 per barrel, $0.68 per barrel, $1.29 per barrel, and $1.52 per barrel for the three months ended June 30, 2019 and 2018 and the six months ended June 30, 2019 and 2018, respectively.

Other
Cimarex received cash settlements of $21.2 million related to its gas hedges during the quarter. Settlement of oil hedges resulted in a cash payment of $14.9 million.

The following table summarizes the company’s current open hedge positions:

		3Q19	4Q19	1Q20	2Q20	3Q20	4Q20

Gas Collars:	PEPL(3)
	Volume (MMBtu/d)	140,000	110,000	80,000	50,000	20,000	20,000
	Wtd Avg Floor	$1.93	$1.92	$1.93	$1.91	$1.85	$1.85
	Wtd Avg Ceiling	$2.32	$2.36	$2.36	$2.28	$2.31	$2.31

	El Paso Perm(3)
	Volume (MMBtu/d)	90,000	60,000	40,000	30,000	20,000	20,000
	Wtd Avg Floor	$1.46	$1.38	$1.40	$1.40	$1.35	$1.35
	Wtd Avg Ceiling	$1.76	$1.71	$1.79	$1.82	$1.66	$1.66

	Waha (3)
	Volume (MMBtu/d)	60,000	60,000	50,000	30,000	—	—
	Wtd Avg Floor	$1.48	$1.48	$1.50	$1.57	$—	$—
	Wtd Avg Ceiling	$1.82	$1.82	$1.87	$1.97	$—	$—

Oil Collars:	WTI(4)
	Volume (Bbl/d)	40,000	32,000	24,000	16,000	8,000	8,000
	Wtd Avg Floor	$53.85	$54.81	$54.08	$51.13	$50.00	$50.00
	Wtd Avg Ceiling	$67.44	$67.75	$67.65	$63.56	$62.80	$62.80

Oil Basis Swaps:	WTI Midland(5)
	Volume (Bbl/d)	35,500	35,500	23,000	15,000	8,000	8,000
	Wtd Avg Differential	$(7.36)	$(6.32)	$0.16	$0.19	$0.71	$0.71

Oil Swaps:	WTI(4)
	Volume (Bbl/d)	5,000	5,000	—	—	—	—
	Wtd Avg Fixed	$64.54	$64.54	$—	$—	$—	$—

Gas Swaps:	Henry Hub(6)
	Volume (MMBtu/d)	35,000	35,000	—	—	—	—
	Wtd Avg Fixed	$3.00	$3.00	$—	$—	$—	$—

Sold Oil Calls:	WTI(4)
	Volume (Bbl/d)	3,670	3,670	—	—	—	—
	Wtd Avg Ceiling	$64.36	$64.36	$—	$—	$—	$—

Conference call and webcast
Cimarex will host a conference call tomorrow, August 6, at 11:00 a.m. EDT (9:00 a.m. MDT). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To join the live, interactive call, please dial 866-367-3053 ten minutes before the scheduled start time (callers in Canada dial 855-669-9657 and international callers dial 412-902-4216).

A replay will be available on the company’s website.

Investor Presentation
For more details on Cimarex’s second quarter 2019 results, please refer to the company’s investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Permian Basin and Mid-Continent areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the “2019 Outlook” contains projections for certain 2019 operational and financial metrics. These forward-looking statements are based on management’s judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.
Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including among other things: oil, NGL and natural gas price levels and volatility; local commodity price differentials; derivative and hedging activities; higher than expected costs and expenses, including the availability and cost of services and materials; our ability to successfully integrate the business of the recently acquired Resolute Energy Corporation; compliance with environmental and other regulations; costs and availability of third party facilities for gathering, processing, refining and transportation; risks associated with operating in one major geographic area; environmental liabilities; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; declines in the values of our oil and gas properties resulting in impairments; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions and disposal of produced water; unexpected future capital expenditures; economic and competitive conditions; the availability and cost of capital; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; the success of the company's risk management activities; title to properties; litigation; the ability to complete property sales or other transactions; the effectiveness of controls over financial reporting; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

FOR FURTHER INFORMATION CONTACT
Cimarex Energy Co.
Karen Acierno
303-285-4957
www.cimarex.com

1	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for reconciliations of the related GAAP amounts.

2
Debt to total capitalization is calculated by dividing the sum of (i) the principal amount of senior notes and (ii) redeemable preferred stock by the sum of (x) the principal amount of senior notes, (y) redeemable preferred stock, and (z) total stockholders’ equity.

3
PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index, El Paso Perm refers to El Paso Permian Basin index, and Waha refers to West Texas (Waha) Index, all as quoted in Platt’s Inside FERC.

4	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

5	Index price on basis swaps is WTI NYMEX less the weighted average WTI Midland differential, as quoted by Argus Americas Crude.

6	Henry Hub (located in So. Louisiana) is the official location for futures contracts on the New York Mercantile Exchange (NYMEX).

RECONCILIATION OF ADJUSTED NET INCOME

The following reconciles net income as reported under generally accepted accounting principles (GAAP) to adjusted net income (non-GAAP) for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands, except per share data)

Net income	$109,309	$140,997	$135,625	$327,315
Mark-to-market (gain) loss on open derivative positions	(34,531)	14,169	71,870	(2,379)
Loss on early extinguishment of debt	—	—	4,250	—
Acquisition related costs	74	—	8,391	—
Tax impact	8,166	(3,259)	(20,029)	552
Adjusted net income	$83,018	$151,907	$200,107	$325,488
Diluted earnings per share	$1.07	$1.48	$1.34	$3.44
Adjusted diluted earnings per share*	$0.82	$1.59	$2.01	$3.41

Weighted-average number of shares outstanding:
Adjusted diluted**	101,448	95,428	99,592	95,451

Adjusted net income and adjusted diluted earnings per share exclude the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP measures because:

a)	Management uses adjusted net income to evaluate the company's operating performance between periods and to compare the company's performance to other oil and gas exploration and production companies.

b)	Adjusted net income is more comparable to earnings estimates provided by research analysts.

* Does not include adjustments resulting from application of the "two-class method" used to determine earnings per share under GAAP.

** Reflects the weighted-average number of common shares outstanding during the period as adjusted for the dilutive effects of outstanding stock options.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP) for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Net cash provided by operating activities	$413,992	$321,246	$664,083	$704,339
Change in operating assets and liabilities	(77,630)	28,265	23,341	12,406

Adjusted cash flow from operations	$336,362	$349,511	$687,424	$716,745

Management uses the non-GAAP financial measure of adjusted cash flow from operations as a means of measuring our ability to fund our capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of net cash provided by operating activities. Management believes this non-GAAP financial measure provides useful information to investors for the same reason, and that it is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

OIL AND GAS CAPITALIZED EXPENDITURES

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Acquisitions:
Proved	$1,200	$—	$693,800	$62
Unproved	1,000	77	1,051,782	2,236
	2,200	77	1,745,582	2,298

Exploration and development:
Land and seismic	$14,552	$10,327	$24,079	$20,424
Exploration and development	310,428	365,097	668,919	668,469
	324,980	375,424	692,998	688,893

Property sales:
Proved	$(22,058)	$(4,577)	$(18,028)	$(29,541)
Unproved	(6,253)	(441)	(9,754)	(5,301)
	(28,311)	(5,018)	(27,782)	(34,842)

	$298,869	$370,483	$2,410,798	$656,349

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands, except per share information)
Revenues:
Oil sales	$411,766	$342,184	$761,072	$693,907
Gas and NGL sales	126,044	202,202	343,959	405,920
Gas gathering and other	8,653	11,888	18,389	23,581
	546,463	556,274	1,123,420	1,123,408
Costs and expenses:
Depreciation, depletion, amortization, and accretion	215,484	145,441	407,950	279,360
Production	87,726	79,215	164,959	150,486
Transportation, processing, and other operating	48,331	51,933	101,939	97,098
Gas gathering and other	13,605	9,467	25,925	19,290
Taxes other than income	41,033	27,930	74,727	58,118
General and administrative	24,911	19,739	53,995	43,060
Stock compensation	6,494	3,095	13,207	9,825
(Gain) loss on derivative instruments, net	(40,768)	21,699	74,684	17,540
Other operating expense, net	590	5,252	8,916	5,455
	397,406	363,771	926,302	680,232

Operating income	149,057	192,503	197,118	443,176

Other (income) and expense:
Interest expense	24,674	16,895	45,079	33,678
Capitalized interest	(16,805)	(4,850)	(25,547)	(9,660)
Loss on early extinguishment of debt	—	—	4,250	—
Other, net	(2,167)	(2,605)	(4,408)	(7,172)

Income before income tax	143,355	183,063	177,744	426,330
Income tax expense	34,046	42,066	42,119	99,015
Net income	$109,309	$140,997	$135,625	$327,315

Earnings per share to common stockholders:
Basic	$1.07	$1.48	$1.34	$3.44
Diluted	$1.07	$1.48	$1.34	$3.44

Dividends declared per share	$0.20	$0.16	$0.40	$0.32

Weighted-average number of shares outstanding:
Basic	99,658	93,728	97,800	93,713
Diluted	99,665	93,759	97,809	93,748

Comprehensive income:
Net income	$109,309	$140,997	$135,625	$327,315
Other comprehensive income:
Change in fair value of investments, net of tax of $89, $57, $428 and $1, respectively	304	192	1,453	2
Total comprehensive income	$109,613	$141,189	$137,078	$327,317

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Cash flows from operating activities:
Net income	$109,309	$140,997	$135,625	$327,315
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion, amortization, and accretion	215,484	145,441	407,950	279,360
Deferred income taxes	34,046	42,783	42,119	99,732
Stock compensation	6,494	3,095	13,207	9,825
(Gain) loss on derivative instruments, net	(40,768)	21,699	74,684	17,540
Settlements on derivative instruments	6,237	(7,530)	(2,814)	(19,919)
Loss on early extinguishment of debt	—	—	4,250	—
Amortization of debt issuance costs and discounts	783	727	1,502	1,456
Changes in non-current assets and liabilities	601	1,613	2,749	713
Other, net	4,176	686	8,152	723
Changes in operating assets and liabilities:
Accounts receivable	83,716	(29,710)	117,692	15,012
Other current assets	(1,111)	283	(761)	1,886
Accounts payable and other current liabilities	(4,975)	1,162	(140,272)	(29,304)
Net cash provided by operating activities	413,992	321,246	664,083	704,339
Cash flows from investing activities:
Acquisition of Resolute Energy, net of cash acquired	—	—	(284,441)	—
Oil and gas capital expenditures	(379,015)	(327,352)	(711,757)	(650,807)
Sales of oil and gas assets	8,233	5,018	13,233	34,842
Sales of other assets	234	93	434	525
Other capital expenditures	(22,313)	(37,056)	(40,141)	(56,112)
Net cash used by investing activities	(392,861)	(359,297)	(1,022,672)	(671,552)
Cash flows from financing activities:
Borrowings of long-term debt	528,000	—	1,710,310	—
Repayments of long-term debt	(528,000)	—	(2,081,000)	—
Financing, underwriting, and debt redemption fees	(853)	—	(11,791)	—
Finance lease payments	(920)	—	(1,555)	—
Dividends paid	(21,468)	(15,199)	(38,647)	(22,801)
Employee withholding taxes paid upon the net settlement of equity-classified stock awards	—	(641)	(654)	(946)
Proceeds from exercise of stock options	594	904	674	1,249
Net cash used by financing activities	(22,647)	(14,936)	(422,663)	(22,498)
Net change in cash and cash equivalents	(1,516)	(52,987)	(781,252)	10,289
Cash and cash equivalents at beginning of period	20,930	463,810	800,666	400,534
Cash and cash equivalents at end of period	$19,414	$410,823	$19,414	$410,823

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30, 2019	December 31, 2018
Assets	(in thousands, except share and per share information)
Current assets:
Cash and cash equivalents	$19,414	$800,666
Accounts receivable, net of allowance	387,362	454,200
Oil and gas well equipment and supplies	58,306	55,553
Derivative instruments	42,957	101,939
Other current assets	12,017	11,781
Total current assets	520,056	1,424,139
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	19,846,426	18,566,757
Unproved properties and properties under development, not being amortized	1,564,074	436,325
	21,410,500	19,003,082
Less – accumulated depreciation, depletion, amortization, and impairment	(15,659,363)	(15,287,752)
Net oil and gas properties	5,751,137	3,715,330
Fixed assets, net of accumulated depreciation of $356,631 and $324,631, respectively	526,429	257,686
Goodwill	727,573	620,232
Derivative instruments	613	9,246
Other assets	70,126	35,451
	$7,595,934	$6,062,084
Liabilities, Redeemable Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$119,076	$106,814
Accrued liabilities	397,210	379,455
Derivative instruments	50,056	27,627
Revenue payable	186,206	194,811
Operating leases	62,119	—
Total current liabilities	814,667	708,707
Long-term debt principal	2,000,000	1,500,000
Less—unamortized debt issuance costs and discounts	(15,770)	(11,446)
Long-term debt, net	1,984,230	1,488,554
Deferred income taxes	439,429	334,473
Derivative instruments	840	2,267
Operating leases	191,413	—
Other liabilities	221,842	198,297
Total liabilities	3,652,421	2,732,298
Redeemable preferred stock - 8.125% Series A Cumulative Perpetual Convertible Preferred Stock, $0.01 par value, 62,500 shares authorized and issued and no shares authorized and issued, respectively	81,620	—

Stockholders' equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 101,473,177 and 95,755,797 shares issued, respectively	1,015	958
Additional paid-in capital	3,223,331	2,785,188
Retained earnings	635,339	542,885
Accumulated other comprehensive income	2,208	755
Total stockholders' equity	3,861,893	3,329,786
	$7,595,934	$6,062,084